UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2003

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-2459427
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Item 5. Other Events and Regulation FD Disclosure

On December 18, 2003, World Fuel Services Corporation (the “Company”) announced that it has entered into an agreement with Morgan Stanley Capital Group and United Airlines to provide back-office processing and other services for a number of third-party supply contracts held by United with flag carriers fueling at hub airports in the United States. See Exhibit No. 99.1 for the press release.

On December 19, 2003, the Company announced that it has agreed to replace its existing $40 million revolving credit facility with a new three-year $100 million syndicated revolving credit facility, arranged by LaSalle Bank N.A with HSBC Bank USA, Merrill Lynch, Commercebank N.A. and Israel Discount Bank of New York. This new credit facility will be used for capital expenditures, working capital and other general business purposes. See Exhibit No. 99.2 for the press release.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 18, 2003
99.2	Press Release dated December 19, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 19, 2003	World Fuel Services Corporation

/s/ Michael J. Kasbar

Michael J. Kasbar President and Chief Operating Officer

/s/ Francis X. Shea

Francis X. Shea Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)